Exhibit 3(a)

*200921200190*

DATE:	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
07/31/2009	200921200190	DOMESTIC/AMENDMENT TO ARTICLES (AMD)	50.00	300.00	.00	.00	.00

Receipt

This is not a bill. Please do not remit payment.

CLIFFS NATURAL RESOURCES, INC.

1100 SUPERIOR AVENUE

ATTN: KEIRSTEN REDEL

CLEVELAND, OH 44114

S T A T E OF O H I O
C E R T I F I C A T E
Ohio Secretary of State, Jennifer Brunner

649806

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

CLIFFS NATURAL RESOURCES INC.

and, that said business records show the filing and recording of:

Document(s):	Document No(s):
DOMESTIC/AMENDMENT TO ARTICLES	200921200190

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 31st day of July, A.D. 2009.

United States of America	/s/ Jennifer Brunner
State of Ohio	Ohio Secretary of State
Office of the Secretary of State

Doc ID -->            200921200190

Prescribed by:		Expedite this Form: [Select One)
	The Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-505-FILE (1-877-767-3453)	Mail Form to one of the Following:
		Yes	PO Box 1390 Columbia, OH 43216
www.sos.state.oh.us		*** Requires an additional fee of $100***
e-mail: busserv@sos.state.oh.us		No	PO Box 1329 Columbus, OH 43216

Certificate of Amendment by Directors

or Incorporators to Articles

(Domestic)

Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)

(1)☑Amendment by Directors		(2)☐Amendment by Incorporators
☐Amended by Directors	(123-AMDD)	☐ Amended by Incorporators	(124-AMDI)

Complete the general information in this section for the box checked above.
Name of Corporation	Cliffs Natural Resources Inc.
Charter Number	649806

☐ Please check if additional provisions attached hereto are incorporated herein and made a part of these articles of organization.

Complete the information in this section if box (1) is checked.

Name and Title of Officer	George W. Hawk, Jr.	General Counsel & Secretary
	(name)	(title)
(CHECK ONLY ONE (1) BOX)
☑	A meeting of the directors was duly called and held on	July 14, 2009
(Date)
☐	In an writing signed by all the Directors pursuant to section 1701.54 of the ORC

The following resolution was adopted pursuant to section 1701.70(9)		(3) of the ORC:
(Insert proper paragraph number)

RESOLVED: That pursuant to Section 1701.70(B)(3) of the Ohio Revised Code, the Directors
hereby adopt an amendment (the “Amendment”) to Article FOURTH, DIVISION A, of the
Articles to eliminate and remove from the Articles Subdivision A-2 effective as of July
31, 2009.

540	Page 1 of 2	Last Revised: May 2002

Doc ID -->            200921200190

Complete the information in this section if box (2) is checked.

WE, the undersigned, is being all of the incorporators of the above named corporation, do certify that the subscriptions to shares have not been received and the initial directors are not named in the articles. We hereby have elected to amend the articles as follows:

REQUIRED
Must be authenticated (signed) by an authorized representative	/s/ George W. Hawk, Jr.	07/31/2009
(See Instructions)	Authorized Representative	Date
George W. Hawk, Jr.
(Print Name)

	Authorized Representative	Date

(Print Name)

	Authorized Representative	Date

(Print Name)

540	Page 2 of 2	Last Revised: May 2002